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                                                                    Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the proxy statement and prospectus, which is part of this Registration Statement on Form S-4 of Concord EFS, Inc. of our report dated March 2, 2001 (relating to the 1999 and 2000 consolidated financial statements of Star Systems, Inc. not presented separately therein) appearing in Form 10K of Concord EFS, Inc. for the year ended December 31, 2001.

/s/ Deloitte & Touche LLP

Orlando, Florida
March 19, 2002